As filed with the Securities and Exchange Commission on January 13, 2005.
                                                     Registration No. 333-119426
================================================================================

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form S-8
                          Registration Statement Under
                           The Securities Act of 1933

                              Trey Resources, Inc.
                              --------------------
             (Exact name of Registrant as specified in its charter)

            Delaware                                          16-1633636
            --------                                          ----------
 (State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                          Identification No.)

           293 Eisenhower Parkway, Livingston, NJ                07039
          ----------------------------------------            ----------
          (Address of principal executive offices)            (Zip Code)

       Registrant's telephone number, including area code: (973) 422-9644

     Amended and Restated Trey Resources, Inc. 2004 Stock Incentive Plan and Amended and Restated Trey Resources, Inc. 2004 Directors' and Officers' Stock
                                 Incentive Plan
  -----------------------------------------------------------------------------
                              (Full title of Plan)

                   Mark Meller, President and Chief Executive
                                     Officer
                              Trey Resources, Inc.
                             293 Eisenhower Parkway
                          Livingston, New Jersey 07039
                                 (973) 422-9644
             -------------------------------------------------------
             (Name, address, including Zip Code and telephone number
                    including area code of agent for service)

                                 With a Copy to:

                             Lawrence A. Muenz, Esq.
                               Meritz & Muenz LLP.
                                2021 O Street, NW
                              Washington, DC 20036
================================================================================
Calculation of Registration Fee
================================================================================
                                        Proposed
Title of each           Proposed        offering    Amount of
class of                maximum         maximum     aggregate      Total
securities to           amount to be    price       offering       registration
be registered           registered      per unit(c) price          fee
--------------------------------------------------------------------------------
Class A Common Stock    6,000,000(a)    $.0313      $112,680       $13.26

Class A Common Stock    6,600,000(b)    $.0313      $112,680       $13.26
--------------------------------------------------------------------------------

(a) 2,400,000 of the shares authorized under the Trey Resources, Inc. 2004 Stock Incentive Plan were registered on September 30, 2004 pursuant to the original Registration Statement 333-119426. The fee of $21 was paid in connection with the original registration Statement. The $13.26 fee set forth above represents the fee calculated in connection with the additional 3,600,000 shares registered pursuant to the Post Effective Amendment No. 1 to the original Registration Statement 333-119426.

(b) 2,400,000 of the shares authorized under the Trey Resources, Inc. 2004 Directors' and Officers' Stock Incentive Plan were registered on September 30, 2004 pursuant to the original Registration Statement 333-119426. The fee of $21 was paid in connection with the original registration Statement. The $13.26 fee set forth above represents the fee calculated in connection with the additional 3,600,000 shares registered pursuant to the Post Effective Amendment No. 1 to the original Registration Statement 333-119426.

(c) Price calculated in accordance with Rule 457(c) of the regulations promulgated under Securities Act of 1933.

Approximate date of proposed sale to the public: This Registration Statement shall become effective upon filing with the Commission.

================================================================================

                   STATEMENT PURSUANT TO GENERAL INSTRUCTION E
          INCORPORATION BY REGERENCE OF PREVIOUS REGISTRATION STATEMENT

         Pursuant to General Instruction E of Form S-8, the Registrant is filing this registration statement with the Securities and Exchange Commission (the "Commission") to register an additional 3,600,000 shares authorized under the Amended and Restated Trey Resources, Inc. 2004 Stock Incentive Plan and an additional 3,600,000 shares authorized under the Amended and Restated Trey Resources, Inc. 2004 Directors' and Officers' Stock Incentive Plan. Pursuant to General Instruction E, the contents of the Registrant's registration statement on Form S-8 (File No. 333-119426) filed on September 30, 2004, as amended by this Post-Effective Amendment No. 1, are hereby incorporated by reference into this registration statement.






































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

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     In accordance with the requirements of the Securities Exchange Act of 1934, the Company periodically files certain reports and other information with the Commission. The following documents filed with the Commission are hereby incorporated in this Prospectus by reference:

          1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003;

          2. The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2004, June 30, 2004 and September 30, 2004.

          3. The Company's Current Reports on Form 8-K dated June 2, 2004, August 13, 2004 and November 11, 2004 and the Company's Current Report on Form 8-K/A Amendment No. 1 dated June 2, 2004.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL.

     Certain affiliates of Meritz & Muenz, LLP may be issued shares of our common stock pursuant to this offering.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if

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

the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     Our Certificate of Incorporation and by-laws include an indemnification provision under which we have agreed to indemnify directors of Trey to the fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director of Trey.

     The effect of these provisions is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. These provisions do not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.   EXHIBITS

          5.1. Legal Opinion of Meritz & Muenz LLP.

          10.1 Amended and Restated Trey Resources, Inc. 2004 Stock Incentive Plan.

          10.2 Amended and Restated Trey Resources, Inc. 2004 Directors' and Officers Stock Incentive Plan.

          23.  Consent of Experts and Counsel
               23.1    Consent of Bagell, Josephs & Company, L.C.C.
               23.2    Consent of Meritz & Muenz LLP.  (See Exhibit 5.1)


ITEM 9.   UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

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

               Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
          Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Livingston, New Jersey, on January 13, 2005.



                           TREY RESOURCES, INC.


By:                        s/Mark Meller
                           ---------------------------
                           Mark Meller, President,
                           Chief Executive Officer and
                           Principal Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:                        s/Mark Meller
                           ---------------------------
                           Mark Meller, President,
                           Chief Executive Officer and
                           Principal Financial Officer

                 TREY RESOURCES, INC. 2004 STOCK INCENTIVE PLAN

     Pursuant to the requirements of the Securities Act of 1933, the Board of Directors of the Registrant who administers the Amended and Restated Trey Resources, Inc. 2004 Stock Incentive Plan and the Amended and Restated Trey Resources, Inc. 2004 Directors' and Officers' Incentive Stock Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Livingston, New Jersey, on January 13, 2005.

By:                        s/Mark Meller
                           ---------------------------
                           Mark Meller, President,
                           Chief Executive Officer and
                           Principal Financial Officer


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

                                INDEX OF EXHIBITS


  5.1.    Legal Opinion of Meritz & Muenz LLP

 10.1     Amended and Restated Trey Resources, Inc. 2004 Stock Incentive Plan

 10.2 Amended and Restated Trey Resources, Inc. 2004 Directors' and Officers Stock Incentive Plan.

 23.      Consent of Experts and Counsel
          23.1  Consent of Bagell, Josephs & Company, L.C.C.
          23.2  Consent of Meritz & Muenz LLP.  (See Exhibit 5.1)

























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